EXHIBIT 24-A

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John D. Erickson, President and Chief Executive Officer, Lauris N. Molbert, Executive Vice President and Chief Operating Officer, Kevin G. Moug, Chief Financial Officer and Treasurer, and George A. Koeck, Corporate Secretary and General Counsel, and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to the Registration Statement on Form S-3 relating to the offer and sale of up to 1,000,000 Common Shares, $5 par value, of Otter Tail Corporation pursuant to the Automatic Dividend Reinvestment and Share Purchase Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 28th day of October 2002, by the following persons:

/s/ John D. Erickson John D. Erickson	/s/ Maynard D. Helgaas Maynard D. Helgaas

/s/ Lauris N. Molbert Lauris N. Molbert	/s/ Arvid R. Liebe Arvid R. Liebe

/s/ Kevin G. Moug Kevin G. Moug	/s/ Kenneth L. Nelson Kenneth L. Nelson

/s/ George A. Koeck George A. Koeck	/s/ Nathan I. Partain Nathan I. Partain

/s/ John C. MacFarlane John C. MacFarlane	/s/ Gary J. Spies Gary J. Spies

/s/ Thomas M. Brown Thomas M. Brown	/s/ Robert N. Spolum Robert N. Spolum

/s/ Dennis R. Emmen Dennis R. Emmen